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                            SUBCONTRACT AGREEMENT

         This Subcontract Agreement is made as of March 15, 1999 ("Effective Date") by and between Ventix Systems Inc. ("Company") with principal offices at 211 E. 7th Street, 10th Floor, Austin, TX 78701 and Perficient, Inc. ("Consultant") with principal offices at 7600 - B North Capital of TX Hwy, Suite 220, Austin, TX 78735.

         1.       SCOPE OF SERVICES; PROJECT ASSIGNMENTS

                  1.1 Company may issue Project Assignments to Consultant in the form attached to this Agreement as EXHIBIT A ("Project Assignment"). Subject to the terms of this Agreement, Consultant shall render the services (the "Services") and provide the deliverables (the "Deliverables") as set forth in the Project Assignment(s) accepted in writing by Consultant by the completion dates set forth therein.

                  1.2 Each Project Assignment shall provide the specific Services authorized by Company, the schedule or term, the applicable rates and charges therefor, and other appropriate terms and conditions.

                  1.3 Each Project Assignment shall provide acceptance criteria for the Services and Deliverables described in such Project Assignment ("Acceptance Criteria"). Upon completion of such Services and Deliverables, Consultant shall notify Company of such completion ("Notice"). For the Services and Deliverables described in each such Project Assignment, Company shall have thirty (30) days (the "Acceptance Period") from receipt of Notice to determine whether the completed Services and Deliverables conform to the applicable Acceptance Criteria. Upon expiration of the Acceptance Period, the completed Services and Deliverables shall be deemed accepted by Company unless Consultant has received from Company prior to the expiration of the Acceptance Period a written statement detailing any nonconformance ("Notice of Nonconformance"). If Consultant receives a Notice of Nonconformance during the Acceptance Period, Consultant shall re-perform such Services and provide substitute Deliverables, at no cost to Company for Consultant's time expended. The Acceptance Period and procedure of this Section shall repeat itself with respect to such re-performed services and substitute Deliverables until accepted or deemed accepted by Company ("Acceptance"); provided, however, that upon the third rejection, Company may terminate this Agreement by five (5) days notice unless the Deliverables and Services are accepted during the notice period.

                  1.4  Except as prohibited pursuant to Article 3
("Confidentiality"), Consultant may in its sole discretion develop, use, market and license any products or services that are similar or related to those developed or performed by Consultant for Company.

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         2.       PAYMENT

                  2.1 Company shall pay Consultant the fees identified in the applicable Project Assignment for time incurred by Consultant in performance of its obligations, as adjusted to reflect any changes in the scope of work that Company authorizes in writing, and to which Consultant agrees in writing. Company shall also reimburse Consultant for any actual, reasonable travel and out-of-pocket expenses incurred in performing Services. The fees do not include taxes, shipping or insurance. If Consultant is required to pay any federal, state or local taxes based on the Services or Deliverables, such taxes will be billed to and paid by Company. Consultant shall be responsible for taxes based on Consultant's net income.

                  2.2 Unless invoicing is tied to deliverable milestones specified under a given Project Assignment, Consultant will invoice Company on a monthly basis for work done by Consultant during the preceding month. Each invoice is due and payable thirty (30) days after the invoice date.

         3.       CONFIDENTIALITY

                  3.1 For purposes of this Agreement, "Proprietary Information" is information that was developed, created, or discovered by the Company, or which became known by, or was conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, but is not limited to, trade secrets, copyrights, ideas, techniques, know-how, show-how, inventions (whether patentable or not) and/or any other information of any type relating to designs, configurations, toolings, schematics, master works, algorithms, flow charts, circuits, works of authorship, formulae, mechanisms, research, manufacture, assembly, installation, marketing, pricing, customers, salaries and terms of compensation of Company employees, and/or cost or other financial data concerning any of the foregoing or the Company and its operations generally. Consultant understands that the contracting arrangement creates a relationship of confidence and trust between Consultant and the Company with respect to Proprietary. Except for purposes permitted under this Agreement, Consultant hereby agrees to not disclose or use any Proprietary Information and agrees to take precautions to prevent any unauthorized disclosure or use of the Proprietary Information consistent with precautions used to protect its own confidential information, but in no event less than reasonable care. The obligations of Consultant hereunder shall not apply to any materials or information which it can demonstrate, through documented evidence (a) is now, or hereafter becomes, through no act or failure to act on the part of Consultant, generally known or available; (b) is known by the Consultant at the time of receiving such information as evidenced by its records; (c) is hereafter furnished to Consultant by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the Consultant without use of any Proprietary Information; or (e) is the subject of a written permission to disclose provided by the Company. Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

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                      a.       is in response to a valid order of a court or
other governmental body of the United States or any political subdivision thereof; provided, however, that the Consultant shall first have given notice to Company in order that the Company may obtain a protective order requiring that the Proprietary Information so disclosed be used only for which the order was issued and the Consultant uses reasonable efforts to have such information be treated as confidential and under seal;

                      b.       is otherwise required by law; or

                      c. is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

                  3.2 Nothing in this Agreement shall restrict Consultant's use or disclosure of know-how or other information of general applicability in the conduct of Consultant's business (including patterns, methods, techniques, processes or discoveries) learned or developed by Consultant in the course of providing Services hereunder; provided, however, that no license is granted to any patent rights or copyrights therein and provided further that no such use or disclosure shall be made in connection with the development by Consultant of products or services for any party which should be reasonably known by Consultant to be a direct competitor of the Company.

                  3.3 In the event of any breach of this Section, the parties agree that the Company will suffer irreparable harm for which money damages would be an inadequate remedy. Accordingly, the Company shall be entitled to seek injunctive relief, in addition to any other available remedies at law or in equity.

         4.       PROPRIETARY INFORMATION AND INVENTIONS

                  4.1 "Proprietary Right" shall mean any patent, trade secret, confidentiality protection, know-how right, show-how right, copyright (including any moral right, provided however that any non-assignable moral right is waived to the extent permitted by law), mask work right and any other intellectual property protection. Consultant hereby assigns to the Company all Consultant's rights, title and interest (present and future) in and to any and all Proprietary Information (and in and to any and all Proprietary Rights which may be available in such Proprietary Information or result therefrom) that Consultant develops or conceives or reduces to practice or learns, either alone or jointly with others, during the period of this Agreement, relating to the Company's business. All such assigned Proprietary Information and all such assigned Proprietary Rights are hereinafter referred to as "Company Inventions." Consultant hereby acknowledges and agrees that (a) all Company Inventions shall be the sole and exclusive property of the Company, its successors and assigns, (b) the Company, its successors and assigns shall be the sole and exclusive owner of all Company Inventions throughout the world, and (c) the Company Inventions shall be the Company's Proprietary Information and shall be treated by Consultant as such in all respects. Consultant hereby waives and quitclaims to the Company any and all claims, of any

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nature whatsoever, that Consultant now or may hereafter have for infringement of any Company Invention. Consultant hereby acknowledges and agrees that all Company Inventions shall be treated as the Company's Proprietary Information.

                  4.2 Consultant acknowledges and agrees that all original works of authorship that are created by Consultant (solely or jointly with others) within the scope of Consultant's engagement under this Agreement, and are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

                  4.3 All Proprietary Information and all patents, copyrights and other rights in connection therewith shall be the sole property of the Company. Consultant hereby assigns to the Company any rights Consultant may have or acquire in such Proprietary Information. At all times, both during the period Consultant renders services to the Company and after the contracting arrangement is terminated, Consultant will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company, except as may be necessary in the ordinary course of rendering services to the Company.

                  4.4 Consultant agrees that if during the period Consultant renders services to the Company, without the written permission of an officer of the Company, Consultant incorporates into a product, process, machine or otherwise uses an invention, development, or discovery owned by Consultant, or in which Consultant has an interest, the Company shall be and is hereby granted a worldwide, irrevocable, sublicenseable, transferable, royalty-free license to practice the invention, development, or discovery and to make, have made, use, sell, lease or otherwise dispose of any product incorporating the invention, development, or discovery, without restriction to the extent of Consultant's ownership or interest or any derivatives thereof.

                  4.5 Consultant acknowledges and agrees that all Company Inventions constitute the Proprietary Information of Company and are therefore subject to the provisions of Section 3 above.

                  4.6 Consultant shall assist the Company in every proper way to apply for, obtain, perfect, evidence, sustain and enforce United States and foreign Proprietary Rights in (or resulting from) Company Inventions, in any and all countries. Consultant shall execute, verify and delivery any document and perform any other act (including for example but not limited to appearing as a witness) as the Company or its designee(s) may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, upon request by the Company or its designee(s), Consultant shall execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee(s). Consultant's obligation to assist the Company and its designee(s) with respect to such Proprietary Rights, in any and all countries, shall continue beyond the termination of this Agreement, but the Company shall provide a compensation at Consultant's reasonable rate after

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termination of this Agreement for the time actually spent by Consultant at the Company's request on such assistance.

                  If the Company is unable for any reason, after reasonable effort, to secure Consultant's signature on any document needed in connection with the actions specified in the preceding paragraph, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf to execute, verify and file any document and to do any other lawfully permitted act to further the purposes of the preceding paragraph with the same legal force and effect as if Consultant executed such document and as if Consultant performed such act.

                  4.7 All Company Documents shall be the sole property of the Company. Consultant agrees that Consultant shall not remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with rendering services to the Company. Consultant further agrees that, immediately upon Company's request and in any event upon termination of this Agreement, Consultant will return all Company Documents, apparatus, equipment and other physical property, or any reproduction of such property.

         5.       SOFTWARE LICENSE

                  5.1 Company will provide Consultant with copies of any Company's software programs and/or other software code and related documentation which Consultant requires access to in order to perform Services or provide Deliverables pursuant to a Project Assignment (collectively, the "Software"). Company grants Consultant a royalty-free, revocable, and nonexclusive license during the term of this Agreement to possess, install and use the Software for such limited purposes. Consultant acknowledges that Software is the Proprietary Information of Company and therefore subject to the provisions of Section 3 above.

         6.       RECORDS AND REPORTING

                  6.1 Consultant shall maintain complete and accurate records of the work performed hereunder, the amounts invoiced and hours worked. Such records shall be in accordance with standard accounting practices and shall include, but not be limited to, time sheets and receipts for reimbursable expenses.

                  6.2 Company shall have the right to inspect and audit Consultant's records at Consultant's place of business during normal business hours at any time during the term of this Agreement and for a period of one
(1) year thereafter, upon giving Consultant ten (10) days prior written notice.

         7.       WARRANTY

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                  Consultant represents and warrants that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to the execution of this Agreement. Further, Consultant warrants that the Services and Deliverables and will conform to the Acceptance Criteria and generally accepted industry standards and practices for similar deliverables or services. If Consultant fails to perform the Services or provide the Deliverables as warranted, and Company reports such failure to Consultant in writing during the thirty (30) day period after Acceptance, Consultant will, without charge for its time expended, re-perform the Services and provide substitute Deliverables meeting the Acceptance Criteria as necessary. At Consultant's option and in its sole discretion, Consultant may elect not to re-perform the Services or provide substitute Deliverables and instead, refund certain all amounts paid by Company for such Services and Deliverables and terminate this Agreement or the applicable Project Assignment. The above is Company's sole and exclusive remedy for breach of warranty by Consultant with regard to the provision of Services and Deliverables.

         8.       TERM AND TERMINATION

                  8.1  This Agreement is effective as of the Effective Date
and will continue for 3 years unless earlier terminated as set forth below. This Agreement may be terminated by: (a) the Company pursuant to the provisions of Section 1.3 above; or (b) by either party, with or without cause, at any time upon thirty (30) days prior written notice to the other party; provided, however, that no termination without cause under subsection (b) hereof will be effective until any outstanding Project Assignments have been completed. The rights and obligations contained in Articles 3 ("Confidentiality") 4 ("Proprietary information and Inventions"), 7 ("Limited Warranty; Disclaimer"), 8 ("Term and Termination"), 10 ("Limitation of Liability") and 11 ("General Terms and Conditions"), and any accrued payment obligations under Article 2 ("Payment") for Services and Deliverables which have been accepted by the Company, shall survive any termination or expiration of this Agreement.

         9.       INDEPENDENT CONTRACTOR

                  Consultant agrees that it is an independent contractor and that it will perform under this Agreement as an independent contractor. Nothing in this Agreement shall be deemed to make Consultant an agent, employee or partner of Company. Consultant shall not be entitled to any of the fringe benefits of Company and shall have no authority to bind, commit, contract for or otherwise obligate Company in any manner whatsoever. Furthermore, Consultant shall withhold and pay Social Security, income taxes, and other employment taxes for itself and its employees.

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         10.      LIMITATION OF LIABILITY

                  Except for damages arising due to a breach of the provisions of Section 3 above, neither party will be liable to the other party or any third party for any loss of use, interruption of business or any special, incidental, exemplary or consequential damages of any kind
(including lost profits), regardless of the form of action, whether in contract, tort (including negligence), strict product liability or otherwise, even if such party has been advised of the possibility of such damages. The foregoing provisions limiting damages and excluding consequential damages are independent of any exclusive remedies for breach of warranty set forth herein.

         11.      GENERAL TERMS AND CONDITIONS

                  11.1 During the term of this agreement and for a period of one (1) year thereafter, each party agrees that it shall not encourage or solicit any employee of the other party, or any person who has within the prior six (6) months been an employee of the other party, to leave the employ of the other party for any reason; without the express written permission of the other party.

                  11.2 In the event that any dispute arises between the parties hereto with regard to any of the provisions of this Agreement or the performance of any of the terms and conditions hereof, the prevailing party in any such dispute shall be entitled to recover costs and expenses associated with resolving such dispute, including but not limited to reasonable attorneys' fees, expert witness fees and costs and fees on appeal.

                  11.3 This Agreement is governed in all respects by the laws of the United States of America and the State of Texas as such laws are applied to agreements entered into and to be performed entirely within Texas between Texas residents, without regard to its conflict or choice of law principles.

                  11.4 All notices or reports permitted or required under this Agreement shall be in writing and shall be by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and deemed received upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth on tile signature page or such other address as either party may specify in writing. Notices shall be sent to the applicable designated person identified in the applicable Project Assignment.

                  11.5 If any provision of this Agreement is unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole. In such event, such provision shall be changed and interpreted so as to best accomplish the

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objectives of such unenforceable or invalid provision within the limits of applicable law or court decisions.

                  11.6 The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

                  11.7 Each party acknowledges that the laws and regulations of the United States may restrict the export and re-export of commodities and technical data of United States origin including, but not limited to, Proprietary Information and the Deliverables. Each party agrees that it will not export or re-export any Proprietary Information or Deliverables in any form, without the appropriate United States and foreign governmental licenses.

                  11.8 Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages, or any other cause beyond the reasonable control of such party.

                  11.9 Neither party may assign, voluntarily, by operation of law or otherwise, any rights or delegate any duties under this Agreement without the other party's prior written consent, except in the case of a merger, acquisition, reorganization, consolidation, reincorporation or sale of all or substantially all of the assets of the party. Any attempt to do so without that consent will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

                  11.10 This Agreement (including any fully executed Project Assignments) completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior or contemporaneous proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written aggrement or supplemental Project Assignment signed on behalf of Consultant and Company by their duly authorized representatives, and any provision on a Project Assignment purporting to supplement or vary the provisions hereof shall be void.

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         IN WITNESS WHEREOF, the parties have executed this Subcontract
Agreement as of the date last written below.

"Consultant"                           "Company"

Perficient, Inc.

                                       ---------------------------------
By:    Bryan Menell                    By:    [ILLEGIBLE]
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Name:  Bryan Menell                    Name:  [ILLEGIBLE]
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Title: President                       Title: [ILLEGIBLE]
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